 Exhibit 12.1
[Letterhead of Maynard Nexsen PC]

Maynard Nexsen PC
1901 Sixth Ave N, Suite 1700
Birmingham, Alabama 35203

December 4, 2024

Arrived Homes 3, LLC
c/o Arrived Holdings, Inc.
1700 Westlake Ave North, Suite 200
Seattle, WA 98109

Re:
Arrived Homes 3, LLC – Post-Qualification Amendment No. 22 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to Arrived Homes 3, LLC, a Delaware series limited liability company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of Post-Qualification Amendment No. 22 (the “Amendment”) to the Company’s Offering Statement on Form 1-A, File No. 024-12135 (as amended, the “Offering Statement”), under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Limited Liability Company Agreement of the Company, dated as of January 4, 2023 (the “Company Operating Agreement”), prior to the issuance thereof.

The Amendment relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of eight additional Series of the Company’s Interests (as defined in the Company Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter), as further described in the Amendment.

We assume that the Additional Series Interests will be sold as described in the Offering Statement and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Additional Series Interests (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.
the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on January 4, 2023;

2.
the Company Operating Agreement;

3.
the Amended and Restated Certificate of Incorporation of Arrived Holdings, Inc., the managing member of the Company (the “Managing Member”), filed with the Secretary of State of the State of Delaware on March 17, 2022;

4.
the Amended and Restated Bylaws of the Managing Member;

5.
a written consent of the Board of Directors of the Managing Member, dated as of January 20, 2023, authorizing certain officers of the Managing Member to cause the Company to establish additional Series of the Company and to cause the Company to offer, sell and issue Interests in such additional Series;

6.
an Officer’s Certificate of an officer of the Managing Member, dated as of December 4, 2024; and

7.
a written consent of the Managing Member, dated as of December 4, 2024 and executed by an officer of the Managing Member, adopting certain resolutions with respect to the Offering.

We have also examined the Offering Statement, form of Subscription Agreement and form of Series Designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of the Managing Member and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement and the Officers’ Certificate are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of the Additional Series Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Alabama, and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Alabama and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the Additional Series Interests have been authorized by all necessary series limited liability company action of the Company and, when the Additional Series Interests are issued and sold in accordance with the terms set forth in the Company Operating Agreement, the applicable Series Designation and the applicable Subscription Agreement, and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Additional Series Interests will be legally issued under the Delaware Act and (b) purchasers of the Additional Series Interests (i) will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Additional Series Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Offering Statement and to the reference to our firm in Item 4 of Part I of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard Nexsen PC

Maynard Nexsen PC

SCHEDULE A
Series of Arrived Homes 3, LLC
Series	Maximum Interests
Arrived Series Adams	36,122
Arrived Series Bayne	41,110
Arrived Series Boxwood	38,181
Arrived Series Langley	39,224
Arrived Series Metallo	34,908
Arrived Series Misty	40,814
Arrived Series Presidio	28,706
Arrived Series Spangler	45,441
Arrived Series Tomlinson	29,299